UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cambridge Heart, Inc.

(Exact Name of registrant as Specified in its Charter)

Delaware	13-3679946
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Ames Pond Road, Tewksbury, Massachusetts	01876
(Address of Principal Executive Offices)	(Zip Code)

Cambridge Heart, Inc. 2001 Stock Incentive Plan

(Full Title of the Plan)

Ali Haghighi-Mood, President and Chief Executive Officer

Cambridge Heart, Inc.

100 Ames Pond Road, Tewksbury, MA 01876

(Name and Address of Agent for Service)

(978) 654-7600

(Telephone number, including area code, of agent for service)

Copies to:

Michelle L. Basil, Esq.

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, MA 02210-2604

CALCULATION OF THE REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offered price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,500,000	$0.12(2)	$180,000(2)	$10.04

(1)	This registration statement covers up to 1,500,000 shares of common stock that may be issued under the Cambridge Heart, Inc. 2001 Stock Incentive Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover an indeterminate number of shares that may become issuable under the Plan as a result of a stock dividend, stock split, or other recapitalization.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of the Company’s common stock reported on the OTC Bulletin Board on June 12, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

On April 8, 2008, the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the “Company” or the “Registrant”), adopted an amendment of the Company’s 2001 Stock Incentive Plan (the “2001 Plan”), which was approved by the Company’s stockholders at their annual meeting on June 12, 2008. The Company is filing this registration statement to register an additional 1,500,000 shares of common stock, including an additional 600,000 shares of restricted stock, that may be issued under the 2001 Plan, as amended (and an indeterminate number of additional shares of common stock as may be issued with respect to such shares from time to time as a result of one or more stock splits, stock dividends or similar transactions). Pursuant to General Instruction E to Form S-8, the contents of the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on November 1, 2001 (File No. 333-72648), as amended by the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on August 22, 2003 (File No. 333-108167), by the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on July 21, 2006 (File No. 333-135972) and by the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on April 11, 2008 (File No. 333-150202) are incorporated by reference into this registration statement except to the extent supplemented, amended or superceded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on this 17th day of June, 2009.

CAMBRIDGE HEART, INC.

By:	/S/ ALI HAGHIGHI-MOOD
Ali Haghighi-Mood
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ali Haghighi-Mood, Vincenzo LiCausi and Michelle L. Basil, and each of them, with full power to act without the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ALI HAGHIGHI-MOOD	Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2009
Ali Haghighi-Mood

/S/ VINCENZO LICAUSI	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2009
Vincenzo LiCausi

/S/ RODERICK DE GREEF	Director, Chairman of the Board	June 17, 2009
Roderick de Greef

/S/ RICHARD J. COHEN	Director	June 17, 2009
Richard J. Cohen

/S/ KENNETH HACHIKIAN	Director	June 17, 2009
Kenneth Hachikian

/S/ REED MALLECK	Director	June 17, 2009
Reed Malleck

/S/ JOHN F. MCGUIRE	Director	June 17, 2009
John F. McGuire

/S/ JEFFREY WIGGINS	Director	June 17, 2009
Jeffrey Wiggins

EXHIBIT INDEX

Exhibit No.
4.1	Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.2 to the Company’s registration statement on Form S-1, as amended (File No. 333-04879).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-20991).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.3 to the Company’s Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-20991).

4.4	Certificate of Designations of the Preferred Stock of the Company to be Designated Series A Convertible Preferred Stock, dated as of May 12, 2003 is incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K dated May 13, 2003 (File No. 000-20991).

4.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated as of December 6, 2004 is incorporated herein by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K dated December 7, 2004 (File No. 000-20991).

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 000-20991).

4.7	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, dated as of March 21, 2007 is incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 27, 2007 (File No. 000-20991).

4.8	By-Laws of the Company, as amended, are incorporated herein by reference to Exhibit 3.3 to the Company’s registration statement on Form S-1, as amended (File No. 333-04879).

4.9	Specimen Certificate for shares of common stock, $.001 par value, of the Company is incorporated herein by reference to Exhibit 4.1 to the Company’s registration statement on Form S-1, as amended (File No. 333-04879).

5	Opinion of Nutter, McClennen & Fish, LLP.

23.1	Consent of Nutter, McClennen & Fish, LLP (contained in Exhibit 5).

23.2	Consent of Caturano & Company, P.C.

24	Power of Attorney (included on the signature page of this registration statement).

99	2001 Stock Incentive Plan is incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement dated May 21, 2008.